UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2023, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) issued a press release regarding changes in our senior management. A copy of the press release is included as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Among other things, the press release reported that Willis Lee and George Sekulich have been appointed as interim Co-Presidents of Emmaus. Mr. Lee’s compensation as Co-President will not change from his compensation as our Chief Operating Officer as described in the “Executive Compensation” section beginning on page 60 of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023, which description is incorporated herein by reference. Mr. Sekulich is currently entitled to a base annual salary of $210,000 and as an officer of the company is eligible for periodic awards under our 2021 Stock Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2023	Emmaus Life Sciences, Inc.

	By:	/s/ YASUSHI NAGASAKI
		Name:	Yasushi Nagasaki
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 23, 2023
104	Cover Page Interactive Date File (embedded within Inline XBRL document)